Exhibit 99.1

Hewitt Associates 100 Half Day Road Lincolnshire, IL 60069 Tel 847.295.5000 Fax 847.295.7634 www.hewitt.com

News and Information

For Immediate Release

August 11, 2010

Contacts:

Investors: Sean McHugh, (847) 442-4176, sean.mchugh@hewitt.com

Media: Julie Macdonald, (847) 771-0076, julie.macdonald@hewitt.com

Hewitt Associates Announces Record Date and Meeting Date for Special Meeting of Stockholders in Connection With Merger

LINCOLNSHIRE, Ill. — Hewitt Associates, Inc. (NYSE: HEW), a global human resources consulting and outsourcing services company, today announced that it has established a record date and a meeting date for a special meeting of its stockholders to consider and vote upon a proposal to adopt the previously announced Agreement and Plan of Merger, dated as of July 11, 2010, among Hewitt, Aon Corporation, a Delaware corporation, Alps Merger Corp., a Delaware corporation and wholly owned subsidiary of Aon, and Alps Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Aon.

Hewitt stockholders of record at the close of business on Monday, August 16, 2010 will be entitled to notice of the special meeting and to vote at the special meeting. The special meeting will be held on Monday, September 20, 2010, at 8:00 a.m. Central time, at Hewitt’s corporate offices, located at 4 Overlook Point, Lincolnshire, Illinois 60069.

In addition to the approval of Hewitt’s and Aon’s stockholders, the completion of the transaction is subject to customary closing conditions, including the receipt of certain regulatory approvals (including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain approvals by foreign governmental entities).

About Hewitt Associates

Hewitt Associates (NYSE: HEW) provides leading organizations around the world with expert human resources consulting and outsourcing solutions to help them anticipate and solve their most complex benefits, talent, and related financial challenges. Hewitt works with companies to design, implement, communicate, and administer a wide range of human resources, retirement, investment management, health care, compensation, and talent management strategies. With a history of exceptional client service since 1940, Hewitt has offices in more than 30 countries and employs approximately 23,000 associates who are helping make the world a better place to work. For more information, please visit www.hewitt.com.

Safe Harbor Statement

This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; the ability to obtain governmental approvals of the merger on the proposed terms and schedule contemplated by the parties; the failure of stockholders of Hewitt to approve the proposed merger; the failure of the stockholders of Aon to approve the issuance of Aon common stock to Hewitt stockholders; the risk that the Aon and Hewitt businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; general economic conditions in different countries in which Aon and Hewitt do business around the world; changes in global equity and fixed income markets that could affect the return on invested assets; fluctuations in exchange and interest rates that could influence revenue and expense; rating agency actions that could affect Aon’s ability to borrow funds; funding of Aon’s various pension plans; changes in the competitive environment; changes in commercial property and casualty markets and commercial premium rates that could impact revenues; the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws; the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; the cost of resolution of other contingent liabilities and loss contingencies; and the ability to realize the anticipated benefits to Aon of the Benfield merger. Further information concerning Aon, Hewitt and their business, including factors that potentially could materially affect Aon’s and Hewitt’s financial results, is contained in Aon’s and Hewitt’s filings with the Securities and Exchange Commission (the “SEC”). See Aon’s and Hewitt’s Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended December 31, 2009 and September 30, 2009, respectively, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our businesses. Neither Aon nor Hewitt undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. This communication is being made in respect of the proposed transaction involving Aon and Hewitt. In connection with the proposed transaction, on July 26, 2010, Aon filed with the SEC a registration statement on Form S-4, which included a preliminary joint proxy statement of Aon and Hewitt that also constitutes a preliminary prospectus of Aon. Aon intends to file with the SEC a definitive joint proxy statement/prospectus, and each of the companies may be filing with the SEC other documents regarding the proposed transaction. Aon and Hewitt will each mail the definitive joint proxy statement/prospectus to its stockholders. Before making any voting or investment decision, investors and stockholders are urged to read carefully in their entirety the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed by either Aon or Hewitt with the SEC regarding the proposed transaction when they become available because they will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov), by accessing Aon’s website at www.aon.com under the heading “Investor Relations” and then under the link “SEC Filings” and from Aon by directing a request to Aon at Aon Corporation, 200 E. Randolph Street, Chicago, Illinois 60601, Attention: Investor Relations, and by accessing Hewitt’s website at www.hewitt.com under the heading “Investor Relations” and then under the link “Reports & SEC Filings” and from Hewitt by directing a request to Hewitt at Hewitt Associates, Inc., 100 Half Day Road, Lincolnshire, Illinois 60069, Attention: Investor Relations.

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